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                                                                   EXHIBIT 23.03

                               December 11, 2002

Sidley Austin Brown & Wood LLP
787 Seventh Avenue
New York, New York 10019

     Re:  Campbell Alternative Asset Trust

Ladies and Gentleman:

     Reference is made to the Post-Effective Amendment No. 1 to the Form S-1 Registration Statement (Reg. No. 333-74014) (the "Post-Effective Amendment") as filed with the United States Securities and Exchange Commission (the "SEC") on or about December 11, 2002, by you on behalf of Campbell Alternative Asset Trust, and the related Prospectus of Campbell Alternative Asset Trust. In connection with the foregoing, we hereby consent to the use of our name under the heading "Legal Matters" in the Post-Effective Amendment. In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the SEC thereunder.

                                          Very truly yours,

                                          RICHARDS, LAYTON & FINGER, P.A.